As filed with the Securities and Exchange Commission on March 24, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Oncorus, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-3779757
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4 Corporate Drive

Andover, Massachusetts 01810

(Address of principal executive offices) (Zip code)

Oncorus, Inc. 2020 Equity Incentive Plan

Oncorus, Inc. 2020 Employee Stock Purchase Plan

(Full title of the plan)

Theodore (Ted) Ashburn, M.D., PhD.

President and Chief Executive Officer

Oncorus, Inc.

4 Corporate Drive

Andover, Massachusetts 01810

Tel: (339) 240-3330

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc A. Recht Brian F. Leaf Courtney T. Thorne Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 (617) 937-2300	Brian J. Shea General Counsel and Secretary Oncorus, Inc. 4 Corporate Drive Andover, Massachusetts 01810 (339) 240-3330

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, Oncorus, Inc. (the “Registrant’) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the "Commission") for the purpose of registering (i) 1,298,656 shares of its common stock, $0.0001 par value per share (“Common Stock”), issuable to eligible persons under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”), pursuant to the provisions of the 2020 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2020 Plan on January 1, 2023, and (ii) 259,731 shares of Common Stock issuable to eligible persons under the Registrant's 2020 Employee Stock Purchase Plan (the “ESPP”), pursuant to the provisions of the ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the ESPP on January 1, 2023. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

This Registration Statement relates to securities of the same class as those that were previously registered by the Registrant on Form S-8 (File Nos. 333-249425, 333-254097 and 333-263393), filed with the Commission on October 9, 2020, March 10, 2021 and March 9, 2022 (the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the information contained in the Prior Registration Statements is hereby incorporated by reference into this Registration Statement.

PART II

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit		Schedule	File
Number	Description	Form	Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-39575	3.1	October 6, 2020
4.2	Amended and Restated Bylaws of the Registrant	8-K	001-39575	3.2	October 6, 2020
4.3	Form of Common Stock Certificate	S-1/A	333-248757	4.2	September 28, 2020
5.1*	Opinion of Cooley LLP
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for the Registrant
23.2*	Consent of Cooley LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1	2020 Equity Incentive Plan	S-1/A	333-248757	10.5	September 28, 2020
99.2	Form of Stock Option Grant Notice and Option Agreement for the 2020 Equity Incentive Plan	S-1/A	333-248757	10.6	September 28, 2020
99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement for the 2020 Equity Incentive Plan	S-8	333-249425	4.9	October 9, 2020
99.4	2020 Employee Stock Purchase Plan	S-1/A	333-248757	10.7	September 28, 2020
107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 24th day of March, 2023.

ONCORUS, INC.

By:	/s/ Ted Ashburn
Name: Theodore (Ted) Ashburn, M.D., Ph.D.
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theodore (Ted) Ashburn, M.D., PhD., Richard Wanstall and Brian Shea, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ted Ashburn	President, Chief Executive Officer and Director	March 24, 2023
Theodore (Ted) Ashburn, M.D., Ph.D.	(Principal Executive Officer)

/s/ Richard Wanstall	Chief Financial Officer (Principal Financial	March 24, 2023
Richard Wanstall	Officer and Principal Accounting Officer)

/s/ Mitchell Finer	Chairman of the Board of Directors	March 24, 2023
Mitchell Finer, Ph.D.

/s/ Luke Evnin	Director	March 24, 2023
Luke Evnin, Ph.D.

/s/ Douglas Fambrough	Director	March 24, 2023
Douglas M. Fambrough, III, Ph.D.

/s/ Mary Kay Fenton	Director	March 24, 2023
Mary Kay Fenton

/s/ Spencer Nam	Director	March 24, 2023
Spencer Nam

/s/ Eric Rubin	Director	March 24, 2023
Eric Rubin

/s/ Barbara Yanni	Director	March 24, 2023
Barbara Yanni